Exhibit 99.1

SIDUS SPACE REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

Cape Canaveral, FL – November 14, 2025 – Sidus Space (NASDAQ: SIDU), (the “Company” or “Sidus”), an innovative space and defense technology company, today announced its financial results for the third quarter ended September 30, 2025, and provided a business update. The Company is scheduled to host a conference call and webcast today, Friday, November 14, at 5:00 p.m. ET.

“Q3 was about executing on existing contracts and furthering our efforts to expand our vertically integrated product offerings. We continued laying the groundwork to convert our technology foundation into meaningful commercial opportunities. We advanced design and manufacturing across multiple LizzieSat® platforms, broadened our Fortis™ VPX and FeatherEdge™ product families with new designs, and continued to position Orlaith™ AI as a differentiator for multi-domain autonomy and analytics,” said Carol Craig, Sidus Chairwoman and CEO. “We remain focused on disciplined execution by aligning spend to near-term revenue milestones, identifying operational efficiencies in the form of expense reductions, strengthening our intellectual property, expanding our global partnerships, and accelerating our path to commercialization across space and defense markets as we close out the year.”

Operational Highlights for the Third Quarter Ending September 30, 2025:

●	Appointed Lawrence Hollister as Chief Business Officer to Drive Strategic Growth and Market Expansion

●	Completed delivery of additional hardware enclosures for the Mobile Launcher 2

●	Successfully executed two capital raises to fund key technology initiatives, including design and manufacture of the dual-use, all-domain Fortis™ VPX product line, to support applications across air, land, sea and space

●	Appointed Tiffany Norwood, Founder and CEO of Tribetan and a globally recognized serial entrepreneur and technology pioneer, to the Board of Directors

●	Commissioned the Automatic Identification System (AIS) sensor on LS3 and established communications with customer site

●	Strengthened intellectual property position through continued filings supporting modular satellite manufacturing, rugged compute architectures, and AI-enabled mission payloads.

Subsequent Operational Highlights:

●	Completed Design for FeatherEdge™ 248Vi: Advancing AI/ML Processing for Space and Defense Applications

●	Signed Contract to integrate the Lonestar Commercial Pathfinder Mission on LizzieSat®-5

●	Identified operational efficiencies to reduce selling, general & administrative expenses

Financial Highlights for the Third Quarter Ending September 30, 2025:

●	Revenue: $1.3 million, down 31% compared to $1.9 million in Q3 2024, reflecting a strategic pivot away from legacy services to new commercial models

●	Cost of Revenue: $2.6 million, up 42% from Q3 2024 due to increased satellite and software depreciation and an increase of material and labor costs

○	Cost of Revenue adjusted for non-cash satellite-related depreciation: $1.6 million, up 20% from Q3 2024

●	Gross Profit (Loss): ($1.3 million), compared to $38 thousand profit in Q3 2024 due to increased satellite depreciation and reduced contribution from legacy high-margin services as we transition to higher-value, recurring revenue lines

○	Gross Profit (Loss) adjusted for non-cash satellite-related depreciation: ($277 thousand), compared to $559 thousand profit in Q3 2024

●	SG&A Expenses: $4.3 million, up from $3.2 million in Q3 2024, driven by headcount growth, launch rescheduling, and operational scaling

●	Adjusted EBITDA: Loss of $4.0 million (non-GAAP), compared to a loss of $2.5 million in Q3 2024

●	Net Loss: $6.0 million, versus $3.9 million in Q3 2024

●	Cash Position: $12.7 million as of September 30, 2025, versus $15.7 million a year earlier

Conference Call and Webcast

Event: Sidus Space Third Quarter Financial Results Conference Call

Date: Friday, November 14, 2025

Time: 5:00 p.m. Eastern Time

Live Call: + 1-877-269-7751 (U.S. Toll-Free) or +1-201-389-0908 (International)

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1742231&tp_key=afa35717c1

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Friday, November 28, 2025, at 11:59 P.M. ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll-Free) or +1-412-317-6671 (International) and entering replay pin number: 13757088.

An online archive of the webcast will be available for three months following the event at https://investors.sidusspace.com/.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is an innovative space and defense technology company offering flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: www.sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined in accordance with GAAP, we use non-GAAP measures of adjusted EBITDA. We use adjusted EBITDA in order to evaluate our operating performance and make strategic decisions regarding future direction of the company since it provides a meaningful comparison to our peers using similar measures. We define adjusted EBITDA as net income (as determined by U.S. GAAP) adjusted for interest expense, depreciation and amortization expense, acquisition deal costs, severance costs, capital market and advisory fees, equity-based compensation and warrant costs. These non-GAAP measures may be different from non-GAAP measures made by other companies since not all companies will use the same measures. Therefore, these non-GAAP measures should not be considered in isolation or as a substitute for relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis.

The following table reconciles adjusted EBITDA to net loss (the most comparable GAAP measure) for the three months ended September 30, 2025 and 2024:

	Three Months Ended
	September 30,
	2025	2024	Change	%
Net Income / (Loss)	$(6,033,599)	$(3,902,589)	$(2,131,010)	55%
Interest Income/Expense (i)	402,552	733,714	(331,162)	(45)%
Depreciation and Amortization (ii)	1,157,840	636,416	521,424	82%
Fundraising expense (iii)	307,950	-	307,950	N/A
Severance Costs	-	3,192	(3,192)	N/A
Equity based compensation (iv)	188,615	76,013	112,602	148%
Total Non-GAAP Adjustments	2,056,957	1,449,335	607,622	42%
Adjusted EBITDA	(3,976,642)	(2,453,254)	(1,523,388)	(62)%

(i)	Sidus Space incurred decreased interest income/expense due to decreased interest expense from a short-term note payable due in Q4 2024 and increased interest income, partially offset by increased interest expense related to an asset based loan.

(ii)	Sidus Space incurred increased depreciation expense in 2025 with the launch and deployment of satellite fixed assets and related satellite software, as well as new ERP software capitalization.

(iii)	Sidus Space incurred internal Fundraising expense related to multiple 2025 capital raises

(iv)	Sidus Space incurred increased equity based compensation expense due to incentive programs implemented by the Board in 2025.

SIDUS SPACE, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
Assets	(Unaudited)
Current assets
Cash	$12,734,087	$15,703,579
Accounts receivable	825,607	827,886
Accounts receivable - related parties	1,402,774	641,376
Inventory	188,310	255,716
Contract asset	684,749	1,347,386
Contract asset - related party	448,717	46,953
Prepaid and other current assets	4,849,338	3,429,656
Total current assets	21,133,582	22,252,552

Property and equipment, net	17,456,972	14,891,976
Operating lease right-of-use assets	769,515	121,545
Intangible asset	398,135	398,135
Other assets	92,443	81,359
Total Assets	$39,850,647	$37,745,567

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$4,835,108	$3,388,667
Accounts payable - related party	869,789	673,743
Contract liability	-	16,192
Contract liability - related party	267,380	46,953
Asset-based loan liability	9,124,612	6,902,636
Notes payable	-	3,059,767
Operating lease liability	266,879	121,544
Total current liabilities	15,363,768	14,209,502

Operating lease liability - non-current	505,718	-
Total Liabilities	15,869,486	14,209,502

Commitments and contingencies	-	-

Stockholders’ Equity
Preferred Stock: 5,000,000 shares authorized; $0.0001 par value; no shares issued and outstanding
Series A convertible preferred stock: 2,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock: 210,000,000 authorized; $0.0001 par value
Class A common stock: 200,000,000 shares authorized; 35,147,483 and 15,956,816 shares issued and outstanding, respectively	3,515	1,597
Class B common stock: 10,000,000 shares authorized; 100,000 shares issued and outstanding	10	10
Additional paid-in capital	102,404,156	83,887,682
Accumulated deficit	(78,426,520)	(60,353,224)
Total Stockholders’ Equity	23,981,161	23,536,065
Total Liabilities and Stockholders’ Equity	$39,850,647	$37,745,567

SIDUS SPACE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenue	$559,105	$1,757,251	$1,410,879	$3,437,160
Revenue - related parties	738,953	111,707	1,386,696	409,523
Total - revenue	1,298,058	1,868,958	2,797,575	3,846,683
Cost of revenue	2,597,023	1,830,787	6,752,160	4,565,549
Gross profit (loss)	(1,298,965)	38,171	(3,954,585)	(718,866)

Operating expenses
Selling, general and administrative expense	4,332,441	3,210,069	13,040,152	9,912,466
Total operating expenses	4,332,441	3,210,069	13,040,152	9,912,466

Net loss from operations	(5,631,406)	(3,171,898)	(16,994,737)	(10,631,332)

Other income (expense)
Other income	358	3,000	358	4,613
Interest expense	(1,088)	(642,355)	20,959	(982,056)
Interest income	31,144	23	125,468	12,336
Asset-based loan expense	(432,607)	(91,359)	(1,225,344)	(252,734)
Total other expense	(402,193)	(730,691)	(1,078,559)	(1,217,841)

Loss before income taxes	(6,033,599)	(3,902,589)	(18,073,296)	(11,849,173)
Provision for income taxes	-	-	-	-
Net loss	(6,033,599)	(3,902,589)	(18,073,296)	(11,849,173)

Dividend on Series A preferred Stock	-	-	-	(42,375)
Net loss attributed to stockholders	$(6,033,599)	$(3,902,589)	$(18,073,296)	$(11,891,548)

Basic and diluted loss per common share	$(0.24)	$(0.93)	$(0.88)	$(3.22)
Basic and diluted weighted average number of common shares outstanding	24,903,577	4,181,344	20,508,465	3,695,944

SIDUS SPACE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2025	2024

Cash Flows From Operating Activities:
Net loss	$(18,073,296)	$(11,849,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	625,307	236,040
Depreciation and amortization	3,224,809	1,494,449
Changes in operating assets and liabilities:
Accounts receivable	2,279	(320,263)
Accounts receivable - related party	(761,398)	(202,510)
Inventory	67,406	(482,685)
Contract asset	662,637	-
Contract asset - related party	(401,764)	(7,031)
Prepaid expenses and other assets	(1,430,766)	987,099
Accounts payable and accrued liabilities	1,616,311	(495,734)
Accounts payable and accrued liabilities - related party	196,046	348,249
Contract liability	(16,192)	-
Contract liability - related party	220,427	7,031
Changes in operating lease assets and liabilities	3,083	(3,700)
Net Cash used in Operating Activities	(14,065,111)	(10,288,228)

Cash Flows From Investing Activities:
Purchase of property and equipment	(5,789,805)	(5,102,661)
Net Cash used in Investing Activities	(5,789,805)	(5,102,661)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock units	15,511,838	13,742,311
Proceeds from exercise of warrants	2,381,247	-
Proceeds from asset-based loan agreement	6,413,239	3,990,957
Repayment of asset-based loan agreement	(4,361,133)	(2,177,085)
Repayment of notes payable	(3,059,767)	(150,000)
Net Cash provided by Financing Activities	16,885,424	15,406,183

Net change in cash	(2,969,492)	15,294
Cash, beginning of period	15,703,579	1,216,107
Cash, end of period	$12,734,087	$1,231,401

Supplemental cash flow information
Cash paid for interest	$1,064,570	$524,015
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Conversion of interest and fees of asset-based loan	$169,870	$-
Class A common stock issued for conversion of Series A convertible preferred stock	$-	$16,566
Recognition of right-of-use asset and lease liability	$856,787	$284,861

Contacts:

Investor Relations

investorrelations@sidusspace.com

Media Inquiries

press@sidusspace.com